UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2016

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On April 20, 2016, Marchex, Inc. (“Marchex”) announced that Ziad Ismail, previously Marchex’s Senior Vice President, Product & Engineering, has been appointed Chief Product Officer. Mr. Ismail, 42, has served as Marchex’s Senior Vice President, Product & Engineering since May 2013. Prior to serving as Marchex’s Senior Vice President, Product & Engineering, Mr. Ismail served as Marchex’s Vice President of Product from February 2012 through April 2013 and as Marchex’s Senior Director of Product Management from October 2011 through February 2012. Mr. Ismail previously held various leadership roles at Microsoft between 2004 and 2011 and worked primarily on new product categories while at Microsoft.

In connection with such appointment, Marchex entered into its standard form indemnity agreement for Marchex’s Section 16 executive officers and directors with Mr. Ismail.

There were no compensation changes in connection with the foregoing officer change. Mr. Ismail’s compensation will be evaluated by the Compensation Committee along with the rest of the executive team as part of the Compensation Committee’s upcoming annual review of executive compensation matters.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Marchex, dated April 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: April 20, 2016	By:	/s/ PETER CHRISTOTHOULOU
	Name:	Peter Christothoulou
	Title:	Chief Executive Officer